EXHIBIT 10.22
                        MITEL (R) ELITE DEALER AGREEMENT

INTRODUCTION. This Mitel Elite Dealer Agreement (which together with all Schedules attached hereto, is hereinafter referred to as the "Agreement") entered into this day of , 199 , by and between MITEL, INC., a Delaware Corporation, which its corporate headquarters located at 205 Van Buren Street, Suite 400, Herndon, Virginia 22070-5536 (hereinafter referred to as "Mitel") and, a (corporation, partnership, sole proprietorship), with its principal place of business located at (herein- after referred to as "Elite Dealer").

PURPOSE CLAUSE. Mitel is continually engaged in the research and development of state of the art telecommunications customer premises equipment (CPE) as well as computer telephony equipment (CTI), and it desires to appoint certain quality dealerships to market, sell, install, and maintain certain of its leading edge products in a way that meets Mitel's highest standards in order to enhance the goodwill of the Mitel name and product lines in the industry.

NOW THEREFORE, in consideration of the mutual covenants flowing by and between the parties hereto, the parties, intending to bound, hereby agree, in writing, as follows:

1.    APPOINTMENT OF MITEL ELITE DEALER.

      a) Mitel hereby appoints Elite Dealer to market, sell, lease, install, and maintain the CPE and CTI telecommunications equipment and systems listed on Schedule A (hereinafter "Schedule A Products") attached hereto and incorporated by reference herein, subject to the terms and conditions of this Agreement.

      b) Elite Dealer also shall have the right to market, sell, lease, install, and maintain Mitel's other CPE and CTI telecommunications products (hereinafter "other Mitel products") sold through Mitel Authorized Wholesalers, and Elite Dealer agrees that purchases of those other Mitel products (not listed on Schedule A), as well as remanufactured Mitel product purchases, also shall be governed by this Agreement to the extent of Elite Dealer's obligations to Mitel as listed in Paragraphs 5, 6, 7, and 8 hereinbelow.

      c) Elite Dealer agrees to sell Schedule A Product and other Mitel products only to end-user customers for installation and use in the United States of America ("U.S.") as further limited hereinbelow; likewise, Elite Dealer agrees not to export Schedule A Product and other Mitel products from the U.S. or sell (or transship) to wholesalers or other dealers (Elite Dealers, Mitel Dealers or otherwise) of such telecommunications equipment and systems without the prior express written consent of a Corporate Officer of Mitel.

      d) This appointment by Mitel is non-exclusive, and Mitel expressly reserves the right, in its reasonable discretion, to appoint other Elite Dealers and/or Mitel Dealers, as well as to sell direct, as it sees fit, from time to time hereafter. Mitel also reserves the right, in its reasonable discretion, to hereafter develop new channels of distribution through which certain CTI products may be best sold (e.g., Mitel is in the process of developing two such channels which are currently contemplated to be named Enterprise Elite Dealers and Mitel Alliance program Dealers). Access to such channels will be based on meeting certain standards as set by Mitel from time to time in its reasonable discretion.

      e) Elite Dealer agrees to use its best efforts to ethically promote the marketing, sale, installation, service, and maintenance of all Mitel products in its assigned territory.

2. TERM. This Agreement shall commence upon execution and expire on March 31, 1997, unless Mitel shall mail notice of renewal to Elite Dealer on or before March 1, 1997 in which event the Agreement shall expire on March 31, 1998. This Agreement also may be terminated in accordance with the provisions of paragraph number 14 entitled "Termination" found hereinbelow. Unless otherwise stated herein, "year end" or "fiscal year end" shall be March 31st and a number of "days" shall be considered as calendar days.

3.    TERRITORY.

      a) Elite Dealer's Primary Area of Responsibility (hereinafter "PAR") for the distribution and support of Schedule A Products shall be as listed on

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Schedule B attached to and made a part of this Agreement. Elite Dealer's PAR includes one or more designated geographical area(s) (hereinafter "PAR Group[s]") and Metropolitan Statistical Areas as defined by the U.S. Department of Commerce within PAR Group(s) (hereinafter "PAR Segment[s]"). Mitel may authorize, in its reasonable discretion, distribution of Schedule A Products by Elite Dealer outside of Elite Dealer's PAR on a case by case basis. Elite Dealer is required to obtain prior written permission from Mitel, however, before attempting to make such a sale of Mitel, however, before attempting to make such a sale of Mitel product outside its PAR, and Elite Dealer must assure Mitel that the proposed sale will be installed, supported and maintained in strict accordance with Mitel standards and in conjunction with, if reasonably necessary, an authorized Mitel Elite Dealer or Mitel subsidiary operating in the area where the product is to be installed and maintained.

      b) Elite Dealer agrees not to market, sell or install Schedule A Products outside of the territorial limits of Elite Dealer's PAR except as authorized by Mitel. In the event of unauthorized sales outside of the PAR, said sales do not count towards Elite Dealer's Minimum Purchase Requirement or Sales Performance Target, as hereinafter defined. Mitel may declare a default or material breach under this Agreement if Elite Dealer disregards the requirements in a) and b) of this paragraph.

      c) Elite Dealer understands and agrees that Mitel may, in its reasonable discretion, appoint other Elite Dealers within the Elite Dealer's PAR (to overlap same in whole or in part) and also may, in its discretion, sell direct (including through its subsidiaries, its National Account Program, its Mitel Government Systems division including "set-aside" sales with Mitel Dealer who qualify (e.g., SBA/8A program or otherwise within an Elite Dealer's PAR. Elite Dealer understands and agrees that Mitel may, among other factors, consider the overall potential for Mitel sales in an PAR or grouping of PARs and whether or not Elite Dealers, jointly or severally, are achieving their Sales Performance Targets in determining the appropriate number of Elite Dealers to have in a particular PAR or grouping of PARs. Mitel may also, in its reasonable discretion, appoint Mitel Dealers within the territorial boundaries of such PAR as well as other CTI oriented dealers (see paragraph 1.d) above).

4.    MITEL'S OBLIGATIONS TO ELITE
      DEALER.

      a) MATERIALS/DOCUMENTATION. Mitel agrees to provide Elite Dealer with a reasonable number of copies of instructions concerning ordering procedures, installation and technical manuals, customer training, and promotional material related to Mitel's Schedule A Products at Mitel's then current price. Mitel hereby grants Elite Dealer the right to reproduce written materials provided by Mitel even if said written materials are copyrighted, but Elite Dealer agrees to comply with Mitel's written copyright specifications and only to use such reproduced materials for a Mitel authorized purpose.

      b) MANUFACTURE AND SUPPLY MITEL PRODUCTS ACCESSORIES, AND SPARE PARTS. Mitel agrees to use its best efforts to provide Elite Dealer with Mitel Schedule A Products in sufficient quantities to facilitate Elite Dealer's reasonable needs. Mitel will supply certain Schedule A Products direct to Elite Dealer and will supply certain other Schedule A Products as well as its other Mitel products through its Authorized Wholesalers, subject to the right to change its method of distribution as it deems appropriate from time to time.

      c) ACCESS TO TECHNICAL TRAINING PROGRAMS. Mitel agrees to provide Elite Dealer personnel with access to training courses in order that Elite Dealer may meet the minimum certification standards regarding training, as hereinafter described in paragraph 5 (sub-paragraphs "h" and "m").

      d) ACCESS TO MITEL TRADEMARKS, LOGOS, AND INSIGNIA. Mitel agrees to provide Elite Dealer with current specifications of Mitel trademarks, logos, and insignia in the form of advertising and promotional materials supplied by Mitel for use by Elite Dealer in advertising and promotion of Mitel Schedule A Products. Elite Dealer is permitted to state it is a Mitel Elite Dealer in the promotion of such products, but Elite Dealer shall not use the name Mitel or any of its brand names or trademarks in its own name and/or tradename (actual or fictitious and including in an "800" number) without the prior express written consent of Mitel, and Elite Dealer, likewise, agrees to conform to the Lanham Act as well as Federal Trademark and Copyright Law as well as the published MITEL GRAPHIC STANDARDS MANUAL in utilizing Mitel marks and copyrighted material in order to preserve and enhance the goodwill associated with Mitel's name and marks.

      e) NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Mitel agrees to use its best efforts to prevent the disclosure of or unauthorized use of any proprietary information provided to Mitel by Elite Dealer in compliance with the terms of this Agreement.

      f) PRODUCT WARRANTY. Mitel agrees to provide Elite Dealer with, and Elite Dealer agrees to extend to its end-user, its standard Mitel U.S. Product Warranty (including the CPE and CTI components thereof), as published from time to time in the MITEL U.S. PRICE LIST, subject to its terms and conditions, disclaimers, and limitations of liability; the current version of such Warranty is attached hereto and incorporated by reference herein as Schedule C. Procedures and policies for both in and out-of- warranty repair services and the Repair Price List shall also be as described in the then current MITEL U.S. PRICE LIST, as aforesaid. Mitel also agrees to provide Elite Dealer with a separate Software Warranty and License with regard to the SX-2000(R) product line, which Elite Dealer agrees to extend to end-user and adhere to itself; a true copy of such Agreement is attached hereto and incorporated by reference herein as Schedule D.

      g) ONGOING TECHNICAL SUPPORT AND FIELD SERVICES. Mitel agrees to provide ongoing technical support, including necessary field services, to Elite Dealer at then current rates, plus reasonable costs for transportation, lodging, and meals. From time to time, Mitel may introduce Release Levels of software which upgrade the capability of and/or disseminate generic corrections to Mitel software. When these new Release Levels are made commercially available, they shall be provided at nominal (shipping and handling) cost to Elite Dealer if the new Release Level is of a corrective nature. If, however, new features are incorporated in addition to operational corrections and/or if the Release consists solely of new features or functionality, then Elite Dealer still will be provided with the corrections as aforesaid, but said new features or functionality will be made available to Elite Dealer at the then current Elite Dealer price for such new features or functionality. Mitel reserves the right to give ninety (90) days prior written notice that it will no longer support a particular Release Level.

      h) BID AND PERFORMANCE BONDING/UTILIZATION OF RFP RESPONSE CENTER. Mitel, in its reasonable discretion, will provide Elite Dealer Bid and Performance Bonding services. It is agreed that Elite Dealer will reimburse Mitel (or Mitel may set-off against any credits owed Elite Dealer) for fifty percent (50%) of the reasonable costs for such services (including bond premiums). Elite Dealer agrees to timely follow Mitel RFP Response Center rules and regulations in applying for such bonding. Mitel also shall, at its discretion, allow Elite Dealer to utilize certain Mitel RFP Response Center services (including Mitel Sales Engineering), subject to a charge for reasonable and actual costs incurred, as aforesaid, and in accordance with the rules and regulations of the RFP Response Center in order to promote the goodwill inherent in the Mitel product line.

      i) RIGHT TO MANUFACTURER'S GUARANTEE AND/OR ELITE DEALER COMFORT LETTER. Mitel, in its reasonable discretion, shall provide Elite Dealer's end-user with a Manufacturer's Guarantee and/or Elite Dealer Comfort Letter, in conformity with a reasonable and customary request (according to industry practice) from an end-user or its telecommunications consultant. Manufacturer's Guarantee letters, however, will only be issued to the extent Elite Dealer has followed the RFP Response Center's rules and regulations regarding prior review of RFP submittals.

      j) DEDICATED ACCOUNT EXECUTIVE. Mitel will assign a specific Mitel Account Executive to Elite Dealer to assist it, on a part-time best efforts basis, in promoting the sale of Schedule A Products within its PAR.

      k) PROTECTED PRODUCT DISTRIBUTION. Elite Dealer will be provided Schedule A Products on a quasi-exclusive basis in its PAR (subject to rights of other Elite and/or Enterprise Elite Dealers whose PAR may overlap Elite Dealer's PAR in whole or in part and subject to Mitel's right to sell direct, as stated in paragraph 3 above) for a period of time after product introduction. Mitel reserves the right to reclassify Schedule A Products from time to time and allow such to be distributed as "other Mitel products" by regular Mitel Dealers, as well as by Mitel Elite Dealers. Mitel also reserves the right to add products to Schedule A as same are developed from time to time, and Mitel agrees to give Elite Dealer thirty (30) days prior written notice before adding such to Schedule A or deleting such from Schedule A.

      l) FREQUENT BUYER CREDITS. Elite Dealer will be entitled to receive Frequent Buyer Credits and/or Discounts pursuant to the terms and conditions of Schedule E attached hereto and incorporated by reference herein for purchasing Mitel products. In addition to the other duties and/or obligations that Elite Dealer agrees to perform and/or meet for Mitel as per paragraph 5 hereinbelow, Elite Dealer, in order to be eligible for the Frequent Buyer Credits and/or Discounts, also agrees to the following:

            (i) participate in Field Trials of the Schedule A Products as requested from time to time by Mitel;

            (ii) participate in the controlled introduction (market trial) of the Schedule A Products as requested by Mitel from time to time;

            (iii) provide consultation/recommen dation to Mitel with regard to the Schedule A Products in terms of effectiveness, technological issues, etc.;

            (iv) assist Mitel in the dissemination of information
      (promotional/advertising) regarding the Schedule A Products in an effort to properly launch new products; and

            (v) assist Mitel in the introduction/ implementation of new software loads that are disseminated to the field from time to time;

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      m) PRE-SALE ENGINEERING. Mitel Sales Engineering and a dedicated Mitel
Account Executive will assist Elite Dealer in configuring special system applications. Mitel will provide Elite Dealer with Applications Engineering Bulletins and Technical Account Bulletins, as they are published (or posted on electronic bulletin boards) from time to time.

      n) COMPETITIVE ANALYSIS. Elite Dealer will be provided access to the most current information developed by Mitel, but Elite Dealer agrees not to redistribute same without first obtaining Mitel's prior written permission.

      o) ADVERTISING SUPPORT MATERIAL. Elite Dealer will receive certain materials from Mitel to enable it to generate print advertising, including, but not limited to, prepared ad slicks for reproduction, a proposed "Yellow Page" ad and black and white negatives of the Schedule A Products. Elite Dealer agrees not to refer to a Mitel competitor in any advertising using such Mitel supplied materials (including, but not limited to, tradename/logo and/or brandname).

      p) TECHNICAL TRAINING. Mitel will offer Elite Dealer one (1) free seat (tuition) in a training class of the Elite Dealer's choice during the initial term of this Agree ment and likewise one (1) seat if the Agreement is renewed. Mitel will also offer certain other free training (e.g. self- study courses) as Mitel may, in its reasonable discretion, offer from time to time, all as more completely explained in the Elite Dealer Benefit Handbook (see subparagraph "u", below).

      q) SALES TRAINING. Mitel will offer Elite Dealer reasonable access to sales training on new products and/or on skills development classes that Mitel might offer from time to time at no charge to Elite Dealer; Elite Dealer agrees to pay all expenses associated with participation in such Sales Training classes.

      r) ELITE DEALER EXPO. Elite Dealer will be invited to participate in the Mitel Elite Dealer Expo; the Elite Dealer Expo is described in the Elite Dealer Benefit Handbook (see sub-paragraph "u", below).

      s) ACHIEVEMENT LEVEL BENEFITS. Elite Dealer shall be entitled to the following additional benefits to the extent it meets or exceeds its agreed upon Sales Perfor mance Target (SPT) as reflected in Schedule F, attached hereto and incorporated by reference herein:

            1. CO-OP ADVERTISING. Mitel agrees to contribute advertising monies and/or credit into an account for Elite Dealer to be earned and utilized in accordance with the rules and regulations of the Co-Op Advertising Program (as stated in the Elite Dealer Benefit Handbook -- see sub-paragraph "u", below) to assist Elite Dealer in accomplishing pre-approved Mitel advertising that it desires to engage in.


            2. TECHNICAL TRAINING. Mitel will provide Elite Dealer with an additional free training seat during the initial term of this Agreement and likewise one (1) additional seat if the Agreement is renewed and Elite Dealer meets or exceeds its SPT during the renewal term.

            3. ACHIEVEMENT LEVEL ELITE DEALER COUNCIL. The top performing Achievement Level Elite Dealers will be asked to participate in the Elite Dealer Council; Mitel also reserves the right to invite those Elite Dealers who have demonstrated exceptional strategic initiatives in advancing their dealership through the introduction of emerging Mitel technologies into their respective portfolios. The selection process shall be in Mitel's reasonable discretion with respect to each Mitel Elite Dealer Council appointee. Mitel requests that each such appointee will provide input on and receive information regarding product direction, market needs, and other similar matters of mutual interest.

            4. EXCLUSIVE MITEL SALES REPRESENTATIVE. Elite Dealer will be entitled to an additional two percent (2%) in Frequent Buyer Credits and/or Discounts on net sales of Schedule A Products that are directly made by an exclusive Mitel sales representative employed by Elite Dealer. Such representative must exclusively sell Mitel products for dealer on a full time, best efforts basis subject to the rules and regulations of the program, as published by Mitel from time to time (as described in the Elite Dealer Handbook - see sub-paragraph "u", below) including, but not limited to, the fact that such an exclusive Mitel sales. representative must be pre-approved by the Mitel V.P. of Sales before enrollment in the program and, once approve, must attend and participate in, at Elite Dealer's expense, all product training and sales skills development classes offered by Mitel from time to time.


      t) Elite Dealer shall be eligible to participate in the Mitel Extended Hardware Warranty Program as well as the Mitel Software Assurance Program (both are currently available on the SX-2000 only but may be expanded to other products in the future) in accordance with the terms and conditions as stated in the Elite Dealer Benefit Handbook--see sub-paragraph "u", below.

      u) ELITE DEALER BENEFIT HANDBOOK. Sub-para graphs (a) through (t), above, shall be augmented further and explained, to the extent not inconsistent herewith, by an

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Elite Dealer Benefit Handbook, a true copy of which is attached hereto and incorporated by reference herein as Schedule G. Mitel reserves the right to amend, revise or modify the benefits offered to Elite Dealer as described in Paragraph 4, sub-paragraphs (a) through (t) above, as well as described in the Elite Dealer Benefits Handbook, but Mitel agrees not to make a material change to such without giving Elite Dealer at least thirty (30) days advance written notice of same. Should Elite Dealer object to the change, it may elect, within thirty (30) days of receipt of notice of the change, to terminate this Agreement upon the giving of thirty (30) days advance written notice to Mitel.

5.    ELITE DEALER'S OBLIGATIONS TO
      MITEL.

      a) MINIMUM PURCHASE REQUIREMENT/SALES PERFORMANCE TARGET. Elite Dealer agrees to use its best efforts to purchase from Mitel a minimum dollar amount of Mitel products (based on Mitel's list price regarding Authorized Wholesale sales and/or net invoices from Mitel regarding direct sales and not including taxes and shipping charges) for the PAR it has been assigned; Elite Dealer, likewise, agrees to use its best efforts to attempt to achieve its agreed upon Sales Performance Target as stated in Schedule F. Mitel reserves the right to adjust and/or modify the Minimum Purchase Requirement including, but not limited to, amount and product mix) and/or Sales Performance Target, if this Agreement is renewed, by giving Elite Dealer at least thirty (30) days written notice of such before March 31, 1997.

      b) PAYMENT. Elite Dealer agrees to timely pay for Mitel products ordered under the Agreement; terms of payment shall be net thirty (30) days from date of invoice and shipment by Mitel. All amounts which are more than fifteen (15) days past due shall accrue interest from the due date at a rate equal to the lesser of two percent (2%) per month or any part of a month (twenty-four percent [24%] per annum) or the highest rate allowed by applicable state law.

      c) FEATURE MITEL PRODUCT. Elite Dealer agrees to feature Mitel products to its customers and further agrees to certify to Mitel (on or before May 1, 1997) that Mitel Schedule A Product and/or other Mitel products comprised no less than sixty percent (60%) of all new CPE equipment, applications and peripherals purchased by Elite Dealer from anyone during the term of the Agreement and likewise if the Agreement is renewed (based on net invoice dollars). Elite Dealer agrees to supply true copies of such invoices within twenty (20) days of a written request by Mitel for such information. This requirement to feature Mitel products only applies in situations where Mitel offers a competing product.

      d) PURSUE SALES LEADS. Elite Dealer agrees to timely act on sales leads originating from Mitel and to exclusively offer Mitel product with respect to such referrals.

      e) MAINTAIN CUSTOMER SATISFACTION. Elite Dealer agrees to maintain a customer satisfaction rating that is acceptable to Mitel in its reasonable discretion; Mitel shall employ an independent third-party to conduct surveys of Elite Dealer's customer base in order to ascertain the degree of customer satisfaction Elite Dealer has attained, and Elite Dealer agrees to cooperate with such third-party to enable it to conduct such surveys.

      f) CUSTOMER SERVICE AND SUPPORT REQUIREMENTS. Elite Dealer agrees to comply with the Mitel Customer Service and Support Requirements attached hereto and incorporated by reference herein as Schedule H as well as with the usual and customary standards within the telecommunications and/or computer telephony industry. Elite Dealer agrees to attempt, in good faith, to resolve customer complaints, and Mitel undertakes to work with Elite Dealer, where appropriate, to help Elite Dealer accomplish same.

      g) FOLLOW PUBLISHED PRACTICES. Elite Dealer agrees to install, maintain, and service Mitel Schedule A Product and/or other Mitel products in strict accordance with the terms of this Agreement and with those practices published from time to time by Mitel. Mitel agrees to provide Elite Dealer with copies of its published practices on a regular basis. In the event Elite Dealer fails to perform its obligations to its customers, as per paragraphs "e" and "f', above, and Mitel is made aware of such, Elite Dealer agrees that Mitel shall have the right to either provide such assistance itself and charge the Elite Dealer for same or refer the said end-user to another qualified Mitel Elite Dealer. Before so proceeding, however, Mitel agrees to give Elite Dealer prior notice of the problem and a reasonable opportunity to correct the matter itself.

      h) USE ONLY CERTIFIED TECHNICIANS. Elite Dealer agrees that each and every installation of Mitel product shall be directly supervised and approved by a qualified technician employed by Elite Dealer. Elite Dealer agrees that such technician shall be certified by Mitel (at Elite Dealer's expense) as meeting the minimum standards necessary to install and maintain such product in accordance with Mitel conducted installation and maintenance courses in order that the goodwill inherent in the Mitel name and product line is not harmed. Elite Dealer likewise also agrees to send its technicians, at its own expense, to Mitel courses regarding new products and/or new software releases so that its technicians will maintain the requisite proficiency level. Elite Dealer also agrees to employ an acceptable number (in Mitel's

                                            4

reasonable discretion) of trained (Mitel certified) technicians to support Elite Dealer's installed base of Mitel product.

      i) LIMIT CLAIMS TO WRITTEN SPECIFICATIONS. Elite Dealer agrees to limit its claims and representations concerning Mitel Schedule A Product and/or other Mitel products to those in conformity with Mitel's published written specifications and/or Mitel produced marketing collaterals.

      j) SECURITY INTEREST/SET-OFF. Elite Dealer hereby grants to Mitel a purchase money security interest in all Mitel products for which Mitel has not been timely paid either now possessed by Elite Dealer or hereafter acquired by Elite Dealer pursuant to this Agreement (the "collateral"). Elite Dealer hereby authorizes Mitel to sign for it, as its attorney-in-fact, and to file U.C.C.1 Financing Statements with respect to the collateral after giving five (5) days prior written notice to Elite Dealer but only in instances where Mitel feels insecure regarding the extension of credit. Elite Dealer, likewise, grants a right of set-off to Mitel regarding any monies owed by Mitel to Elite Dealer.

      k) PRODUCT DEMONSTRATION CENTER. Elite Dealer agrees to establish and maintain a Product Demonstration Center, within each assigned PAR, that prominently displays and promotes Mitel products. Mitel agrees to provide special pricing and terms to Elite Dealer from time to time to enable it to equip its Product Demonstration Center with current Schedule A Products.

      l) TRAINING. Elite Dealer agrees to have acceptable levels of its personnel participate in Mitel offered sales, customer service/support, installation, and maintenance training classes in order that the goodwill inherent in the Mitel name and product line is not harmed. Elite Dealer agrees to pay the tuition costs and associated expenses for participation in these courses.

      m) SUPPLY SUMMARY FINANCIAL INFORMATION. Elite Dealer agrees to provide summary financial infor mation (balance sheet/profit and loss statement) to Mitel upon application to become an Elite Dealer and on a periodic basis as requested by Mitel from time to time.

      n) PROTECT PROPRIETARY INFORMATION. Elite Dealer agrees to protect Mitel proprietary and/or confi dential information and not to disclose such to others or use such except for the purposes of this Agreement. Upon termination Elite Dealer likewise agrees not to utilize such information in a way that is not in the best interests of Mitel.

      o) EXTEND MITEL WARRANTY. Elite Dealer agrees to extend Mitel's U.S. Product Warranty, attached hereto and incorporated by reference herein as Schedule C, to and in favor of its customer(s), subject to the terms and conditions, disclaimers and limitations of liability stated thereon. Elite Dealer agrees to incorporate said warranty along with the material terms, disclaimers, and limitations of liability of said warranty in its written agreement with its customer(s). Elite Dealer agrees to provide its customers, at no charge to Mitel, with the warranty service inherent in honoring the aforesaid Mitel warranty and/or in providing the services as stated in paragraph 4. 1 (i)
- - (v), above.

      p) INSURANCE. Elite Dealer agrees to insure Mitel product purchased hereunder from the point of receipt by carrier at Mitel plant or U.S. port of entry until an accepted installation at customer's site has been achieved, against loss by fire, theft or other casualty, as well as to maintain product and public casualty liability insurance covering the sale and installation of the Mitel product. Such insurance shall be in amounts acceptable to Mitel, and Elite Dealer agrees to provide Mitel with a true copy of a certificate of insurance evidencing such coverage upon Mitel's request.

      q) INDEMNIFICATION. Elite Dealer agrees to indemnify, defend, and hold Mitel harmless from any and all costs, expenses, damages or liabilities arising to it as a result of a material breach of this Agreement by Elite Dealer or as a result of negligent acts or omissions of Elite Dealer in performing hereunder. Mitel likewise agrees to indemnify Elite Dealer for liability to it arising from a material breach by Mitel of the terms and conditions of the Mitel U.S. Product Warranty or the SX-2000 Software Warranty and License Agreement.

      r) HCI/MITAI RUNTIME LICENSE. Elite Dealer agrees to enter into the attached Tri-Party HCI/MiTAI RunTime License Agreement with Mitel and Elite. Dealer's customer(s) in instances where Elite Dealer is providing to its customer(s) a software application program that requires Mitel's HCI/MiTAI interface to enable the said program to be run in conjunction with certain Mitel SX-200 and/or SX-2000 PABXs (see a true copy of such Agreement at Schedule I ).

 6.   PRICE, ORDER ENTRY AND SHIPMENT
      TERMS AND CONDITIONS.

      a) Prices for certain Mitel Schedule A Products that are sold directly to Elite Dealer by Mitel shall be as set by he MITEL ELITE DEALER PRICE LIST published periodically by Mitel. The current such list containing prices for Schedule A Products is attached hereto and incorporated by reference herein as Schedule J. Mitel

                                            5

 reserves the right to make any desired changes to said list by giving thirty
(30) days prior written notice to Elite Dealer. Prices for the remaining Schedule A Products and other Mitel products that are purchased by Elite Dealer from a Mitel Authorized Wholesale Distributor shall be as set from time to time by such wholesale distributor.

      b) Elite Dealer agrees to place orders on Mitel by written Purchase Order for all Mitel products to be ordered hereunder and to complete and abide by the Mitel Software Application Form, a true copy of which is attached hereto and incorporated by reference herein as Composite Schedule K when ordering Mitel Software. Mitel reserves the right to reject any Purchase Order, in whole or in part, or fail to ship an accepted order should it feel insecure in Elite Dealer's ability to pay. Mitel also reserves the right to impose a minimum purchase amount per order of Two Hundred and 00/100 Dollars ($200.00) before taxes and net of all discounts or reductions.

      c) Mitel will transmit an acknowledgment of the Purchase Order by electronic means. The acknow ledgment incorporates by reference Mitel's standard Sales Acknowledgment, a true copy of which is attached hereto and incorporated by reference herein as Schedule L. Elite Dealer agrees that the terms and conditions of sale of the electronic acknowledgment and Schedule M shall take precedence over the Purchase Order in the event of a conflict, and that this Agreement shall prevail in the event of a conflict between it and either the Purchase Order or said Sales Acknowledgment.

      d) Mitel shall issue invoices to Elite Dealer for Mitel product shipped to it hereunder which shall be due and payable thirty (30) days from their date. Elite Dealer shall pay to Mitel the full amount of the invoice on or before its due date. Elite Dealer's obligation to pay and Mitel's right to receive same shall be absolute and unconditional and not subject to reduction, set-off or abatement. If, at any time, in Mitel's judgment Elite Dealer's financial condition and/or payment record makes Mitel feel insecure, Mitel may deny the further extension of credit.

      e) Elite Dealer shall notify Mitel within twenty (20) days from receipt of invoice of any errors on the invoice. Mitel may grant an extended payment term of ten (10) business days on the portion of the invoice which is in dispute; the remainder of the invoice shall be timely paid notwithstanding the extension.

      f) Mitel reserves the right to refuse to accept or process Purchase Orders from Elite Dealer when its account with Mitel is in arrears, and Elite Dealer hereby grants unto Mitel a lien on any product being repaired for it by Mitel until the account is brought current.

      g) Elite Dealer shall pay all taxes, levies or duties now or hereafter imposed on the importation and/or sales of goods or rendering of services with respect to Mitel products or services unless it has first provided Mitel with a tax exemption certificate, which then must be referenced on all Purchase Orders.

      h) Elite Dealer shall have the right, in Mitel's reasonable discretion, to return unused Mitel product, if that type of product is still in production, subject to a reasonable restocking charge at Mitel's then current rate (which is currently twenty percent [20%] of list).

      i) Elite Dealer recognizes and agrees that all prices shall be F.O.B. Mitel plant or U.S. port of entry. All prices are exclusive of any taxes or charges for insurance or freight, all of which are the obligation of Elite Dealer. Nevertheless, risk of loss and title, respectively, shall remain with Mitel until delivery to the named destination (with regard to risk of loss) and until payment by Elite Dealer (with regard to transfer of title) for the purpose of classifying this as a destination contract under the Uniform Commercial Code.

7.    SHIPMENT, DELIVERY, TITLE, RISK OF
      LOSS, INSPECTION, AND CANCELLATION.

      a) Mitel shall use its best efforts to meet any reasonable delivery date, but Mitel does not guarantee delivery by that date; and Mitel shall not be liable to Elite Dealer or any third-party (including, but not limited to, customer) for any loss or damage, whether direct, special, collateral, incidental, consequential or otherwise arising from any failure to ship any Mitel products, or any delay or errors in such shipment regardless of notice to Mitel of the possibility of such loss. Each shipment shall be considered an independent and separate transaction, and payment, therefore, shall be made accordingly.

      b) Risk of loss for all purposes shall pass to Elite Dealer upon delivery of the Mitel products to Elite Dealer at its U.S. destination. Elite Dealer agrees to pursue any claim for damaged product against the insurer and/or carrier as the case may be on Mitel's behalf. Mitel shall offer reasonable support of Elite Dealer in its pursuit of same. Title to Mitel product shall not pass to Elite Dealer until Elite Dealer has paid Mitel in full for such product.

      c) Within thirty (30) days following date of shipment or fifteen (15) days following the date of receipt by Elite Dealer, whichever expires first, Elite dealer agrees to inspect the Mitel products ordered and shall promptly notify Mitel, in writing, of any discrepancies or damages. Failure to so timely notify Mitel shall be conclusive proof that the Mitel products were received by Elite Dealer as ordered and in good condition.

                                            6

      d) Elite Dealer may cancel any or all portions of a Purchase Order upon a minimum of thirty (30) days prior written notice to Mitel in advance of the requested order date. In the event Mitel ships any or all portions of a Purchase Order prior to receipt of the cancellation notice, then the purported cancellation notice shall have no force or effect. No cancellations are allowed on Purchase Orders within thirty (30) days of requested ship date. In the event Elite Dealer cancels any or all portions of a Purchase Order, Elite Dealer agrees to pay a cancellation charge equal to twenty percent (200%) of the Elite Dealer's cost of the item(s) canceled, as liquidated damages, which shall constitute the entire liability of Elite Dealer to Mitel with respect to the cancellation.

      8. PRODUCT WARRANTY. Mitel agrees to provide Elite Dealer, on all Mitel manufactured products ordered hereunder, with its express limited product warranty published in its then current Mitel U.S. PRICE LIST (see Schedule J, attached, for the current version), subject to the conditions, disclaimers, and limitations of liability stated therein. Mitel also agrees to provide Elite Dealer with the current Mitel Software Warranty and License (see Schedule D, attached), but said warranty only pertains to sales of the SX-2000(R) product line, and likewise, said warranty is offered subject to its terms and conditions. Mitel also agrees to pass through to Elite Dealer and honor in all respects any warranty provided by a third-party on products ordered hereunder that are not manufactured by Mitel; such product warranties shall likewise be subject, at a minimum, to the conditions, disclaimers, and limitations of liability as stated in the Mitel U.S. Product Warranty. Elite Dealer accepts said express limited Warranties as its sole and exclusive remedy for defects in Mitel product and agrees to the terms and conditions, disclaimers, and limitations of liability thereof.

      9. PRODUCT SPECIFICATION CHANGES/MANUFACTURER DISCONTINUANCE. Mitel reserves the right to make changes in the design or construction of any of its products as it deems necessary or desirable. Mitel will make a reasonable effort to provide prior notification to Elite Dealer of said changes. Elite Dealer agrees than Mitel shall incur no obligation to make any changes whatsoever on product previously sold hereunder nor shall any changes create any implications whatsoever that any part manufactured or furnished without such changes is in any way defective. Mitel agrees to provide reasonable notice of its intent to discontinue manufacture of a Mitel product and Elite Dealer understands and agrees that Mitel may do so in its discretion.

      10. SOFTWARE LICENSE. Mitel hereby grants to Elite Dealer a non-exclusive, paid-up license to use Mitel copyrighted software subject to the terms and conditions concerning restrictions on use of software as stated on Schedule C, attached, and Elite Dealer agrees to abide by the terms and conditions of such. Elite Dealer also agrees to enter into a written sub-license with its customer regarding the use of Mitel copyrighted software; said sub-license shall incorporate the essential material terms and conditions of this Mitel software license and is subject to prior approval by Mitel. A pre-approved example of such that Elite Dealer may choose to use is attached hereto as Schedule M.

11.   PATENT AND TRADEMARK
      INFRINGEMENT.

      11.1 MITEL'S RESPONSIBILITIES TO DEFEND. Mitel shall indemnify, defend and otherwise hold Elite Dealer harmless from all cost, loss, damage or liability (excluding consequential damages) arising from any proceeding brought against Elite Dealer, to the extent such proceedings are based on a claim that the product furnished by Mitel under this Agreement constitutes an infringement of any U.S. or Canadian patent, trademark or copyright or which is alleged to be a trade secret of a third party. Mitel shall defend any suit alleging such infringement which is brought against Elite Dealer or any of its customers, and shall pay all costs and expenses incurred and satisfy all judgments and decrees against Elite Dealer in such actions or suits, if Elite Dealer notifies Mitel, in writing, within ten (10) business days of the date any such claim becomes known to Elite Dealer and Elite Dealer provides such assistance and cooperation to Mitel as is reasonably requested.

      11.2 MITEL'S OPTIONS. In the event Elite Dealer or its customers are enjoined from their use of Mitel products due to a proceeding based upon any infringement of any U.S. or Canadian patent, trademark, copyright or trade secret, Mitel shall have the following options:


            (i) Promptly render the Mitel product non-infringing and capable of providing services as intended; or

            (ii) Procure for Elite Dealer the right to continue using the Mitel product; or

            (iii) Replace the product with noninfringing goods capable of providing services as intended; or

            (iv) In the event that none of the foregoing options is available, remove the Mitel product and refund the purchase price thereof less depreciation for use, if any.

                                            7

      11.3 LIMIT OF MITEL'S LIABILITIES. The foregoing constitutes the entire liability of Mitel with respect to infringement of patents, trademarks, copyrights, and trade secrets for Mitel products purchased pursuant to this Agreement. Such liability does not include conse quential, special or punitive damages, such as, without limitation, loss of actual or prospective profits, or loss of use, all of which are hereby expressly disclaimed.

12.   INDUSTRIAL AND TRADE SECRETS.

      12.1 ELITE DEALER ACKNOWLEDGMENT. Elite Dealer acknowledges that Mitel has developed and used valuable technical and nontechnical information, patents, copyrights, trade secrets, confidential information, and the like in the development of the Mitel products. Elite Dealer shall use its best efforts to ensure that neither it nor any of its employees will convert to their own use or to the use of any other party any industrial secrets, copyrights, trade secrets, patents, manufacturing or other processes (confidential information) or the like, owned by Mitel, that is obtained by Elite Dealer by reason of this Agreement or otherwise. Elite Dealer agrees to use the same degree of care in protecting such information as it would use in protecting its own trade secrets.

      12.2 ELITE DEALER'S RESPONSI BILITIES & LIMITATIONS. Any confidential informa tion of a proprietary character, as aforesaid, shall be clearly and conspicuously marked by each party as proprietary information. Neither party shall be liable to the other for disclosure or use of such information marked as proprietary information as provided above which:

            (i) Is or becomes legally available to the public from a source other than Mitel before or during the period of this Agreement;

            (ii) Is released in writing by Mitel to the general public;

            (iii) Is at any time developed by the other party completely independent of any such disclosure or disclosures.

      12.3 NO LICENSE IMPLIED. Except as expressly stated in this Agreement, no license is granted to Elite Dealer from Mitel by merely entering into this Agreement.

13. INDEPENDENT CONTRACTORS. Elite Dealer's officers, employees or agents shall not be deemed to be officers, employees or agents of Mitel, and Elite Dealer shall not represent that its relationship with Mitel is other than that of an independent contractor. Nothing in this Agreement shall create in either party any right or authority to incur any obligations on behalf of, or to bind in any respect, the other party. The parties hereto agree that the arrangement created by this Agreement is not in the nature of a franchise or agency. Elite Dealer agrees that there is no required payment to become A Mitel dealer and the purchase of any offering from Mitel is solely to promote and/or for the resale of Mitel products.

14.   TERMINATION.

      14.1 ACKNOWLEDGMENT OF MITEL'S MARKETING NEEDS. Elite Dealer fully understands the business necessity for Mitel to retain flexibility in Mitel's methods of selling, marketing, distributing, installing, maintaining, and servicing its products as well as the need to maintain the good will of Mitel. Accordingly, Elite Dealer expressly recognizes the valid business need for, and agrees to, the termination provisions set forth below.

      14.2 TERMINATION PROVISIONS. This Agreement may be terminated by Mitel in its entirety with ten (10) business days prior written notice by U.S. certified mail in the event:

      14.2.1 INSOLVENCY OR GENERAL ASSIGNMENT FOR CREDITORS. Elite Dealer files a petition declaring bankruptcy, becomes insolvent or makes a general assignment for the benefit of creditors. The term insolvent shall mean any one of the following: inability of Elite Dealer to pay its bills as they mature, or total liabilities exceed total assets. All calculations shall be determined in accordance with generally accepted accounting principles; or

      14.2.2BREACH OF REPRESENTATIONS AND WARRANTIES. Elite Dealer breaches any of its material representations and warranties or any other essential and reasonable covenant, undertaking, term or obligation of this Agreement and fails to cure such within thirty (30) days of receiving written notice from Mitel regarding same; or

      14.2.3FAILURE TO PAY. Elite Dealer fails to pay in full all amounts due Mitel within sixty (60) days of invoice (not including invoices about which there is a reasonable dispute) except as expressly provided for under the terms and conditions of this Agreement; or

      14.2.4ATTEMPT TO ASSIGN OR TRANS FER. Elite Dealer attempts to assign or transfer its rights or delegate, transfer or sub-contract its obligations under this Agreement to a third party without the prior written consent of Mitel; or

      14.2.5CHANGE OF BUSINESS NATURE, 9 OWNERSHIP OR CONTROL. Elite Dealer notifies Mitel or Mitel becomes aware there is a sale of all or substantially all of the assets of Elite Dealer or that Elite Dealer has merged with another entity or otherwise consolidated or there is a change in the nature, control or

                                            8

ownership of Elite Dealer or its parent during the term of this Agreement including, but not limited to, any change in which a competitor of Mitel becomes financially involved in the business of Elite Dealer; or

      14.2.6FAILURE TO ACHIEVE MINIMUM PURCHASE REQUIREMENTS (MPR). Elite Dealer fails to meet the minimum Purchase Requirement of this Agreement on a pro rata basis during any quarterly period of this Agreement (April 1 through March 31) or renewal hereof Mitel also reserves the right, in its discretion, to cancel the assignment of specific PAR Segments, when the MPR has not been achieved there, instead of terminating the entire Agreement); or

      14.2.7TERMINATION FOR CONVENIENCE. Either party may, upon the giving of sixty (60) days prior written notice, terminate this Agreement for its convenience without incurring any liability to the other except the obligation to meet all duties arising prior to said termination as well as adhere to those obligations which by their inherent nature are intended to survive termination.

      14.3 POST TERMINATION SALES. The acceptance by Mitel of any Purchase Order from Elite Dealer or the sale of any Mitel products by Mitel to Elite Dealer after the termination of this Agreement shall not be construed as a renewal or an extension, or as a waiver of termination of this Agreement; but, in the absence of a new written Agreement, all such transactions shall be specifically governed by the provisions of this Agreement with regard to the obligations of Elite Dealer to Mitel as stated in paragraphs 5, 6, 7, and 8 above.

      14.4 POST TERMINATION RIGHTS & RESPONSIBILITIES. Termination under this Agreement shall not affect the rights and obligations of the parties concerning orders accepted by Mitel prior to the effective date of the termination.

      14.5 LIMITATION OF POST TERMINATION LIABILITIES. Mitel shall not, by reason of the expiration, termination or non-renewal of the Elite Dealer Agreement hereby created, be liable to Elite Dealer for recoupment, compensation, reimbursement or damages on the account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of Elite Dealer. Elite Dealer shall likewise have no such liability to Mitel.

      14.6 OBLIGATIONS AFTER TERMINA TION.

      14.6.1 PAYMENT TO MITEL/SURVIVAL OF OBLIGATIONS. Termination of this Agreement shall not relieve Elite Dealer of any obligations to pay Mitel for any amount payable for transactions prior to or after termination, or of the duty to perform as agreed with regard to paragraphs 5, 6 or 7 above, with reference to Mitel products (Schedule A or other Mitel products) sold by Elite Dealer to its end-user customers.

      14.6.2 FULFILLMENT OF ORDERS. Mitel shall have no obligation to fill any orders for complete systems placed by Elite Dealer after the date of termination of this Agreement, whether previously quoted or otherwise.

      14.7 POST TERMINATION SUPPORT SERVICES. In the event of the termination expiration and/or non-renewal of this Agreement, for reasons other than Elite Dealer's material breach, bankruptcy or insolvency, Mitel shall make available to Elite Dealer, for a period of seven (7) years from the date of such termination, expiration and/or non-renewal that information and the hardware, software, and other elements of support materials (together herein referred to as "support materials") generally available to Mitel's Elite Dealers which would enable said former Elite Dealer to maintain and support its Mitel installed base as such base existed (site and system) as of the date of termination, expiration, and/or non-renewal. These support materials will be made available at the Mitel Elite Dealer List Price and in accordance with Mitel's then standard terms and conditions, but Frequent Buyer Credits and/or Discounts will not be given nor will Entry Level Benefits (see Paragraph 4, sub-paragraphs a through s, above) or Achievement Level Benefits (see Paragraph 4, sub-paragraph t, above) be afforded. This provision does not give Elite Dealer a right to purchase new products (including new software releases) added to Schedule A after the termination, expiration and/or non-renewal of this Elite Dealer Agreement.

15.   MISCELLANEOUS.

      15.1 FORCE MAJEURE. Neither Mitel nor Elite Dealer shall be deemed to be in default of any provision of this Agreement for a failure in performance resulting from acts of God or events beyond their reasonable control; such acts shall include accidents, civil disturbances, strikes, lightning, fires, floods or other natural catastrophes, or other force majeure events beyond the reasonable control of such non-performing party.

      15.2 GOVERNING LAW/VENUE. This Agreement shall be governed by the substantive laws of the Commonwealth of Virginia, and venue is agreed to be in Fairfax County, Virginia.

      15.3 SEVERABILITY. The provisions of this Agreement shall be deemed severable. If any provision of this Agreement shall be held to be unenforceable by any court of competent jurisdiction the remaining provisions shall nevertheless remain in full force and effect.

      15.4 MERGER. All understandings and agreements heretofore made between the parties, whether written or oral, are merged into this Agreement which alone fully and completely expresses the Agreement of the parties with respect to the subject matter hereof

      15.5 AMENDMENT. This Agreement shall not be amended or modified except in writing and signed by an officer of each of the parties hereto.

                                            9

      15.6 HEADINGS. All headings and captions contained herein are for convenience and ease of reference only, and are not to be considered in the construction or interpretation of any provision of this Agreement.

      15.7 PARAGRAPHS. Numbered or lettered paragraphs, sub-paragraphs, and schedules contained in this Agreement refer to paragraphs, sub-paragraphs, and schedules of this Agreement.

      15.8 NOTICES. Any notices required to be sent or given to Elite Dealer or Mitel shall be sent by first class U.S. mail, addressed to the President of the other party at its principal place of business as indicated in this Agreement.

      15.9 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which, taken together, shall constitute the same instrument.

      15.10 WAIVER. Any failure by either party to enforce any right hereunder shall not constitute a waiver of such right. Each party may waive its rights hereunder only by execution of a written instrument expressly waiving such right.

      15.11 INTENT. It is the intent of the parties to create a binding, legally enforceable contract as to all items discussed herein.

      15.12 GOVERNMENT COMPLIANCE. Each party agrees to comply with the provisions of the Fair Labor Standards Act of 1938, as amended, the Federal Occupational Safety and Health Act (OSHA), as amended, the Federal/Hazardous Substances Act and with any other Federal, State, County or Municipal rules, regulations, and codes, including those pertaining to packing and shipping, and to obtain any and all required licenses, permits and certificates. Each party agrees to indemnify the other for any loss or damage sustained because of their respective noncompliance with this representation.

      15.13 CONSEQUENTIAL DAMAGES. In no event shall either party be liable to the other or to any third party for special, incidental, indirect, or consequential damages (including, but not limited to, loss of use, loss of profits or downtime), whether Mitel products sold hereunder are still in warranty or are out of warranty, when the dispute arises. The parties hereto acknowledge a good faith duty to work with each other to help solve legitimate end-user problems.

      15.14 PUBLICITY. Any publicity regarding this Agreement shall be achieved only by mutual consent of the parties. Any such publicity shall be in the form of a general announcement only. The specific terms shall be held in strict confidence.

      15.15 CONFIDENTIALITY. The parties hereto agree to maintain the absolute confidentiality of the terms and conditions of this Agreement.

      15.16 AUTHORIZATION OF EXECUTION. The party signing on behalf of Elite Dealer represents and warrants that he/she has all necessary corporate authority to legally bind Elite Dealer to this Agreement. At the request of Mitel, Elite Dealer shall provide a Board of Directors' Resolution authorizing execution of this Agreement. This Agreement shall not be binding on Mitel unless signed by a corporate officer of Mitel.

      15.17 TOLL FRAUD DISCLAIMER/WARN ING. Mitel disclaims any express or implied warranty that its equipment is technically immune from or prevents fraudulent intrusions into and/or unauthorized use of the system (including its interconnection to the long distance network). Elite Dealer is hereby warned that fraudulent use of the system, including but not limited to DISA, auto attendant, voice mail, 800 and 900 service and 10XXX, is possible, and Elite Dealer agrees to warn its customers of such.

      15.18 INVASION OF PRIVACY DISCLAIMER/ WARNING. Mitel hereby disclaims any express or implied warranty that its equipment is technically immune from or prevents unlawful and/or unauthorized utilization that may result in invasion of one's right to privacy. Mitel hereby warns Elite Dealer that such is possible, and Elite Dealer agrees to warn its customers of such.

      15.19 LOSS OR THEFT OF DATA. Mitel hereby disclaims any express or implied warranty that its equipment is technically immune from or prevents improper, unlawful and/or unauthorized utilization that may result in the loss of or theft of electronic data. Mitel hereby warns Elite Dealer that such is possible, and Elite Dealer agrees to warns its customers of such.

      5.20 NO INTENT TO CREATE THIRD PARTY BENEFICIARY STATUS. The parties understand and agree that this Agreement is for their own respective benefit only, and it is not intended to and does not create third-party beneficiary status on any other person or entity whatsoever, including, but not limited to, customer (end user).

                                            10

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed hereinbelow by their respective duly authorized representatives on the date first appearing above.

MITEL, INC.                              ALLSTAR SYSTEMS, INC.
                                         (Elite Dealer's Name)

By:  /s/ G. SPIERKEL                     By:    /s/ JAMES H. LONG
                                                    JAMES H. LONG

Title:      PRESIDENT                    Title:       CEO

ATTEST/WITNESS:                          ATTEST/WITNESS:

/s/SIGNATURE ILLEGIBLE                   /s/ D.R. CHADWICK
   Corporate Secretary                       Corporate Secretary
   (SEAL)                                    (SEAL)

                                            11